                                                                     EXHIBIT 4.2



================================================================================





                        CHINA MOBILE (HONG KONG) LIMITED

                                       TO

                              THE BANK OF NEW YORK,

                  Trustee, Security Registrar and Paying Agent


                            -------------------------


                                    INDENTURE

                          Dated as of __________, 2000


                            -------------------------



                               US$_______________

                             ___% Convertible Notes

                                due _____________





================================================================================

                        CHINA MOBILE (HONG KONG) LIMITED

               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
            OF 1939 AND INDENTURE, DATED AS OF ______________ , 2000



TRUST INDENTURE
ACT SECTION                                                                     INDENTURE SECTION
Section 310 (a)(1)                                                                      607
            (a)(2)                                                                      607
            (b)                                                                         608
Section 312 (c)                                                                         701
Section 314 (a)                                                                         703
            (a)(4)                                                                      1004
            (c)(1)                                                                      102
            (c)(2)                                                                      102
            (e)                                                                         102
Section 315 (b)                                                                         601
Section 316 (a)(last sentence)                                                          101 ("Outstanding")
            (a)(1)(A)                                                                   502, 512
            (a)(1)(B)                                                                   513
            (b)                                                                         508
            (c)                                                                         104(e)
Section 317 (a)(1)                                                                      503
            (a)(2)                                                                      504
            (b)                                                                         1003
Section 318 (a)                                                                         111

--------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                  ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


SECTION 101.  Definitions                                                        1
SECTION 102.  Compliance Certificates and Opinions                              13
SECTION 103.  Form of Documents Delivered to Trustee                            14
SECTION 104.  Acts of Holders                                                   14
SECTION 105.  Notices, etc., to Trustee and Company                             16
SECTION 106.  Notice to Holders; Waiver                                         16
SECTION 107.  Effect of Headings and Table of Contents                          17
SECTION 108.  Successors and Assigns                                            17
SECTION 109.  Separability Clause                                               17
SECTION 110.  Benefits of Indenture                                             17
SECTION 111.  Governing Law; Conflict with Trust Indenture Act                  18
SECTION 112.  Legal Holidays                                                    18



                                   ARTICLE TWO
                                 SECURITY FORMS

SECTION 201.  Forms Generally                                                   18
SECTION 202.  Form of Face of Security                                          19
SECTION 203.  Form of Reverse of Security                                       20
SECTION 204.  Form of Trustee's Certificate of Authentication                   28
SECTION 205.  Securities Issuable in Global Form                                28



                                  ARTICLE THREE
                                 THE SECURITIES

SECTION 301.  Title and Terms                                                   31
SECTION 302.  Denominations                                                     32
SECTION 303.  Execution, Authentication, Delivery and Dating                    33
SECTION 304.  Temporary Securities                                              33
SECTION 305.  Registration, Registration of Transfer and Exchange               34
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities                  35

--------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

SECTION 307.  Payment of Interest; Interest Rights Preserved                    36
SECTION 308.  Persons Deemed Owners                                             37
SECTION 309.  Cancellation                                                      37
SECTION 310.  Computation of Interest                                           38


                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture                           38
SECTION 402.  Application of Trust Money                                        39


                                  ARTICLE FIVE
                                    REMEDIES


SECTION 501.  Events of Default                                                 40
SECTION 502.  Acceleration of Maturity; Rescission and Annulment                41
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee   42
SECTION 504.  Trustee May File Proofs of Claim                                  43
SECTION 505.  Trustee May Enforce Claims Without Possession of Securities       44
SECTION 506.  Application of Money Collected                                    44
SECTION 507.  Limitation on Suits                                               44
SECTION 508.  Unconditional Right of Holders to Receive Principal and
              Interest and to Convert                                           45
SECTION 509.  Restoration of Rights and Remedies                                45
SECTION 510.  Rights and Remedies Cumulative                                    46
SECTION 511.  Delay or Omission Not Waiver                                      46
SECTION 512.  Control by Holders                                                46
SECTION 513.  Waiver of Past Defaults                                           47
SECTION 514.  Waiver of Stay or Extension Laws                                  48
SECTION 515.  Company's Agent for Service of Process and Submission to
              New York Jurisdiction                                             48


                                  ARTICLE SIX
                                  THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities                               48
SECTION 602.  Certain Rights of Trustee                                         50
SECTION 603.  Trustee Not Responsible for Recitals or Issuance of Securities    52


SECTION 604.  May Hold Securities                                               52
SECTION 605.  Money Held in Trust                                               52
SECTION 606.  Compensation and Reimbursement                                    52
SECTION 607.  Corporate Trustee Required; Eligibility                           53
SECTION 608.  Resignation and Removal; Appointment of Successor                 54
SECTION 609.  Acceptance of Appointment by Successor                            55
SECTION 610.  Merger, Conversion, Consolidation or Succession to Business       56


                                 ARTICLE SEVEN
               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 702.  Reports by Trustee                                                58
SECTION 703.  Reports by Company                                                58


                                 ARTICLE EIGHT
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


SECTION 801.  Company May Consolidate, etc., Only on Certain Terms              59
SECTION 802.  Successor Person Substituted                                      60
SECTION 803.  Securities to Be Secured in Certain Events                        60


                                  ARTICLE NINE
                            SUPPLEMENTAL INDENTURES


SECTION 901.  Supplemental Indentures Without Consent of Holders                61
SECTION 902.  Supplemental Indentures with Consent of Holders                   62
SECTION 903.  Execution of Supplemental Indentures                              63
SECTION 904.  Effect of Supplemental Indentures                                 63
SECTION 905.  Conformity with Trust Indenture Act                               63
SECTION 906.  Reference in Securities to Supplemental Indentures                63
SECTION 907.  Notice of Supplemental Indentures                                 63


                                  ARTICLE TEN
                                   COVENANTS

SECTION 1001.  Payment of Principal, Interest and Additional Amounts            64


SECTION 1002.  Maintenance of Office or Agency                                  65
SECTION 1003.  Money for Security Payments to Be Held in Trust                  66
SECTION 1004.  Statement as to Compliance                                       68
SECTION 1005.  Payment of Taxes and Other Claims                                68
SECTION 1006.  Maintenance of Principal Properties                              68
SECTION 1007.  Corporate Existence                                              68
SECTION 1008.  Limitation on Security Interests                                 69
SECTION 1009.  Limitation on Sale and Leaseback Transactions                    70
SECTION 1010.  Limitation on Subsidiary Indebtedness                            71
SECTION 1011.  Waiver of Certain Covenants                                      71


                                 ARTICLE ELEVEN
                            REDEMPTION OF SECURITIES


SECTION 1101.  Redemption for Taxation Reasons                                  71
SECTION 1102.  Redemption of Securities at the Option of the Company            72
SECTION 1103.  Applicability of Article                                         72
SECTION 1104.  Election to Redeem; Notice to Trustee; Opinion of Counsel        72
SECTION 1105.  Notice of Redemption                                             73
SECTION 1106.  Deposit of Redemption Price                                      74
SECTION 1107.  Securities Payable on Redemption Date                            74


                                 ARTICLE TWELVE
                         REPAYMENT AT OPTION OF HOLDERS

SECTION 1201.  Applicability of Article                                         74
SECTION 1202.  Repayment of Securities                                          75
SECTION 1203.  Exercise of Option                                               75
SECTION 1204.  When Securities Presented for Repayment Become Due and Payable   75
SECTION 1205.  Securities Repaid in Part                                        76
SECTION 1206.  Notice of Repayment                                              76


                                ARTICLE THIRTEEN
                                   CONVERSION


SECTION  1301.  Conversion Right                                                77
SECTION  1302.  Conversion Procedure                                            78

SECTION  1303.  Taxes and Expenses on Conversion                                80
SECTION  1304.  Adjustment of Conversion Price                                  80
SECTION  1305.  General Provisions Relating to Adjustment                       85
SECTION  1306.  Covenants Relating to Conversion Rights                         86

     INDENTURE, dated as of __________, 2000, between CHINA MOBILE (HONG KONG) LIMITED, a corporation duly organized and existing under the laws of the Hong Kong Special Administrative Region of the People's Republic of China (herein called the "Company"), having its principal office at 60th Floor, The Center, 99 Queen's Road Central, Hong Kong, the People's Republic of China, and The Bank of New York, a New York banking corporation, as trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of __% Convertible Notes due ___________ (herein called the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                  ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101. Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP;

          (d) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture; and

          (e) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Act", when used with respect to any Holder, has the meaning specified in
Section 104.

     "Additional Amounts" has the meaning specified in Section 1001.

     "ADSs" means American Depositary Shares, each representing five Ordinary Shares, issued pursuant to the ADS Deposit Agreement.

     "ADS Deposit Agreement" means the deposit agreement, dated October 23, 1997, among the Company, The Bank of New York, as the ADS depositary and holders of ADSs from time to time, as amended and restated as of July 5, 2000.

     "Adjusted EBITDA" means, for any period, an amount equal to the sum of consolidated net profit for such period, plus (A) the following, to the extent any of the following has reduced consolidated net profit for such period:

          (i) the provision for taxes based on income or profits or utilized in computing net loss;

          (ii) Consolidated Interest Expense;

          (iii) depreciation;

          (iv) amortization of intangibles;

          (v) provision for diminution in value of fixed assets; and

          (vi) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

minus (B) all non-cash items increasing consolidated net income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

     Notwithstanding (A) above, the provisions for taxes and diminution in value of fixed assets and the depreciation, amortization and non-cash items of a Subdidiary of the Company shall be added to consolidated net income to compute the Company's Adjusted EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Company's consolidated net incme and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its shareholders.

     "Adjustment Effective Date" has the meaning specified in Section 1304.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Attributable Debt" means, when used in connection with a Sale and Leaseback Transaction, at any date as of which the amount thereof is to be determined, the product of: (i) the net proceeds from such Sale and Leaseback Transaction multiplied by (ii) a fraction, the numerator of which is the number of full years of the term of the lease relating to the Property involved in such Sale and Leaseback Transaction (without regard to any options to renew or extend the term) remaining at the date of the making of such computation, and the denominator of which is the number of full years of the term of such lease (without regard to any options to renew or extend the term) measured from the first day of the term.

     "Average Market Price" has the meaning specified in Section 1304.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Company Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in either The City of New York or Hong Kong are authorized or obligated by law or executive order to close.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease or obligation in accordance with U.S. GAAP and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with U.S. GAAP.

     "Capital Stock" of any Person means any and all shares, interests (including partnership interests), participations or other equivalents (however designated) of capital stock of such Person whether now outstanding or issued after the date of this Indenture, including, without limitation, all common stock and preferred stock.

     "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the United States Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, any of its Directors or its Controller, and delivered to the Trustee.

     "Consolidated Interest Expense" means, for any period, total interest expense plus, to the extent not included in such total interest expense and to the extent incurred:

          (i) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capitalized Lease Obligations;

          (ii) amortization of debt discount and debt issuance costs, including commitment fees;

          (iii) capitalized interest;

          (iv) non-cash interest expenses;

          (v) discounts, interest and other similar fees and charges owed with respect to letters of credit and banker's acceptance financing;

          (vi) net costs associated with hedging Debt obligations (including amortization of fees);

          (vii) preferred stock dividends;

          (viii) interest incurred in connection with Investments in discontinued operations, and

          (ix) interest accruing on any Debt of any other Person to the extent such Debt is guaranteed by the relevant Person.

     "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amount that would appear on the Company's consolidated balance sheet as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable provisions and other properly deductible items), after giving effect to purchase accounting and after deducting therefrom consolidated current liabilities and, to the extent otherwise included, the amounts of:

          (i) the excess of cost over fair market value of assets or businesses acquired;

          (ii) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter immediately preceding the issue date as a result of a change in the method of valuation in accordance with U.S. GAAP;

          (iii) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (iv) minority interests in consolidated Subsidiaries held by Persons other than the Company or its Subsidiaries;

          (v) treasury stock; and

          (vi) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in consolidated current liabilities.

     "Conversion Agent" means any Person authorized by the Company to accept the presentation of Securities by Holders for conversion.

     "Conversion Date" has the meaning specified in Section 1302.

     "Conversion Period" has the meaning specified in Section 1301.

     "Conversion Price" means initially US$______ per ADS, which is equivalent to HK$______ per Ordinary Share at the Fixed Exchange Rate, in each case, subject to adjustments from time to time as specified in Section 1304. In the event that the share-to-ADS ratio is changed, the Conversion Price per ADS will be adjusted accordingly based on the Conversion Price per Ordinary Share then in effect, the Fixed Exchange Rate and such new share-to-ADS ratio.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, 21st Floor, New York, New York, 10286, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

     "corporation" includes corporations, associations, companies and business trusts.

     "Debt" means, with respect to any Person on any date of determination:

          (i) the principal of and premium (if any) in respect of:

               (A) debt of such Person for money borrowed;

               (B) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (ii) all Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (iii) all obligations of such Person created or arising under conditional sale obligations or title retention agreement or similar agreements related to the deferred purchase price of Property (but excluding trade accounts payable arising in the ordinary course of business and other short-term accounts payable arising in connection with capital expenditures incurred in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit or banker's acceptance (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i), (ii) or (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the repayment of any preferred stock (but excluding, in each case, any accrued dividends);

          (vi) all obligations of the type referred to in (i) through (v) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

          (vii) all obligations of the type referred to in (i) through (vi) above of other Persons secured by any lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property and the amount of the obligation so secured; and

          (viii) to the extent not otherwise included in this definition, obligations of such Person hedging any of the Debt obligations referred to above.

     The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Depository" has the meaning specified in Section 205.

     "Event of Default" has the meaning specified in Section 501.

     "Extraordinary Dividend" has the meaning specified in Section 1304(d).

     "Fixed Exchange Rate" means the exchange rate of US$1.00 = HK$_______.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China.

     "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all proposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

     "Investment" means any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by any other Person.

     "Material Subsidiary" means any Subsidiary of the Company whose total assets equal at least 5% of the Company's Consolidated Net Tangible Assets.

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

     "Officer's Certificate" means a certificate signed by the Chairman, or any Director, and by the Controller or the Company Secretary of the Company, and delivered to the Trustee.

     "One-Year Average Closing Price" has the meaning specified in
Section 1304(d).

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

     "Ordinary Shares" means the ordinary shares, par value HK$0.10 per share, of the Company as they exist on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof.

     "Outstanding", when used with respect to the Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

     "Prevailing Exchange Rate" means, for the translation of the closing price of the Ordinary Shares on the Hong Kong Stock Exchange on a Trading Day, the noon buying rate in New York City for cable transfers in Hong Kong dollars, as certified for customs purposes by the Federal Reserve Bank in New York on such Trading Day.

     "Principal Properties" means any operating facilities, together with the land upon which they are erected and fixtures comprising a part thereof, owned by the Company or any Material Subsidiary, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such properties or any portion thereof (together with the land upon which they are erected and fixtures comprising a part thereof) which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

     "Principal Security Register" has the meaning specified in Section 305.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property (including any related contractual rights) owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under U.S. GAAP.

     "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Reference Dividend" has the meaning specified in Section 1304(d).

     "Regular Record Date" for the interest payable on any Interest Payment Date means the __________ or ___________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Registration Date" has the meaning specified in Section 1302.

     "Repayment Date", when used with respect to any Security to be repaid at the option of the Holder, means the date fixed for such repayment pursuant to this Indenture.

     "Repayment Event" means the occurrence of one of the following events:

          (i) the People's Republic of China at any time ceases to hold, directly or indirectly, at least 51% of the outstanding Capital Stock of the Company, or

          (ii) at any time the Ordinary Shares are not listed on the Hong Kong Stock Exchange (or its successor) or the ADSs are not listed or admitted to trade on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market (or their respective successors).

     "Repayment Price", when used with respect to any Security to be repaid at the option of the Holder, means the price at which it is to be repaid pursuant to this Indenture.

     "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Sale and Leaseback Transaction" means any arrangement with any Person pursuant to which Property is sold or transferred by such Person and such Property or substantially identical Property is, in a substantially contemporaneous transaction, leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Security Interest" has the meaning specified in Section 1008.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Special Record Date"for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity", when used with respect to any Debt or any installment of principal thereof or interest thereon, means the date specified in the instrument evidencing or governing such Debt as the fixed date on which the principal amount of such Debt or such installment of principal or interest is due and payable.

     "Subsidiary" of any Person means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person.

     "Total Current Dividend" has the meaning specified in Section 1304(d).

     "Trading Day" means, with respect to a stock exchange, a day when such stock exchange is open for business, provided, however, that if no transaction price or closing bid and offered prices are reported by such exchange in respect of the relevant security for one or more

Trading Days, such day or days will be disregarded in any relevant calculation relating to a period of consecutive Trading Days.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in
Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "U.S. GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect from time to time.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Voting Stock" means stock or share capital which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock or share capital has such voting power by reason of any contingency.


SECTION 102. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1004) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104. Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

          (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 180 days after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.


SECTION 105. Notices, etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at 101 Barclay Street, 21st Floor, New York, New York 10286, Attention: Global Finance Unit, with a copy to The Bank of New York, One Temasek Avenue, #02-01 Millenia Tower, Singapore 039192,
     Attention: Global Trust Services, or at any other addresses previously furnished in writing to each Holder or the Company by the Trustee, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

     All notices delivered to the Trustee shall be in English and shall be deemed effective when actually received by the Trustee.


SECTION 106. Notice to Holders; Waiver.

     Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

     In addition, the Company shall publish any notices to Holders as necessary, including, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, publishing notices to Holders in a leading newspaper having general circulation in Luxembourg, which is expected to be the "Luxembourg Wort".


SECTION 107. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 108. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 109. Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 110. Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, the Conversion Agent, any Securities Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 111. Governing Law; Conflict with Trust Indenture Act.

     This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York, except that all matters relating to their authorization and execution by the Company are governed by the laws of Hong Kong. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


SECTION 112. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repayment Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity, as the case may be.


                                   ARTICLE TWO
                                 SECURITY FORMS


SECTION 201. Forms Generally.

     The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or the Depository therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

     The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.


SECTION 202. Form of Face of Security.


                        CHINA MOBILE (HONG KONG) LIMITED

                        __% Convertible Note due _______

No. ____                                                      US$_______________

     China Mobile (Hong Kong) Limited, a corporation duly organized and existing under the laws of the Hong Kong Special Administrative Region of the People's Republic of China (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of _____________ United States Dollars on _______, at the office or agency of the Company referred to below, and to pay interest thereon commencing ________, 2001 and semi-annually thereafter, on ________ and ________ in each year, at the rate of __% per annum accruing from ________, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _______ or _______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such overdue interest, and (to the extent lawful) interest on such overdue interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                CHINA MOBILE (HONG KONG) LIMITED

                                                By
                                                   -----------------------------

                                                Dated:


SECTION 203. Form of Reverse of Security.

     This Security is one of a duly authorized issue of securities of the Company designated as its __%Convertible Notes due _____ (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to US$________, which may be issued under an indenture (herein called the "Indenture") dated as of _______, 2000 between the Company and The Bank of New York as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     This Security is redeemable at the option of the Company, as a whole but not in part, on any date at a Redemption Price equal to 100% of the principal amount plus any accrued and unpaid interest to the Redemption Date if the Company determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of Hong Kong or any political subdivision or taxing authority thereof or therein, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution or amendment to, any treaty or treaties affecting taxation to which Hong Kong is a party, which change, execution or amendment becomes effective on or after the original issue date of the Securities, the Company has been or will be required to pay Additional Amounts with respect to the Securities as described under
Section 1001 of the Indenture.

     This Security is redeemable at the option of the Company, in whole but not in part, at any time on or after _______, at a Redemption Price equal to 100% of the principal amount plus any accrued and unpaid interest to the Redemption Date; provided, however, that no such redemption may be made unless the closing price per Ordinary Share on the Hong Kong Stock Exchange for each of the 30 consecutive Trading Days (translated into US dollars at the Prevailing Exchange Rate on such Trading Day), the last of which occurs not more than five days prior to the date on which notice of such redemption is given, is at least __% of the Conversion Price per Ordinary Share as adjusted through, and effective on, such notice date (translated into US dollars at the Fixed Exchange Rate).

     Notwithstanding the foregoing, the Company may redeem all of the Securities outstanding, including this Security, at a Redemption Price equal to 100% of the principal amount plus any accrued and unpaid interest to the Redemption Date if at anytime the aggregate principal amount of the Securities Outstanding is less than 5% of the aggregate principal amount of the Securities originally issued.

     This Security, or a portion thereof equal to US$1,000 or any integral multiple thereof, is subject to repayment by the Company at the option of the Holder hereof upon the occurrence of certain Repayment Events described in Article Twelve of the Indenture (including events relating to change of control of the Company or delisting of the Ordinary shares or ADSs), at a Repayment Price equal to 100% of the principal amount, together with any accrued and unpaid interest to the Repayment Date. In order to be repaid at the option of the Holder, this

Security, with the "Notice to Elect Repayment" form duly completed by the Holder hereof (or the Holder's attorney duly authorized in writing), must be received by the Company at its office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, not later than the date specified by the Company in its notice of the Repayment Event in accordance with Section 1206 of the Indenture. Exercise of such option by the Holder of this Security shall be irrevocable unless waived by the Company.

     In the case of any redemption or repayment of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date or Repayment Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, as provided in the Indenture. Securities (or portions thereof) for whose redemption or repayment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date or Repayment Date (as applicable).

     This Security is convertible into Ordinary Shares of the Company at any time after 30 days from its original issuance and before the close of business on the third Business Day preceding _____, at the Conversion Price then in effect; provided, however, that, if this Security is called for redemption pursuant to Article Eleven of the Indenture, such conversion right shall terminate at the close of business on the third Business Day preceding the Redemption Date for this Security. A Holder may convert a portion of this Security equal to US$1,000 or any integral multiple thereof.

     The number of Ordinary Shares issuable upon conversion of this Security (or a portion hereof equal to US$1,000 or any integral multiple thereof) shall be determined by dividing the principal amount (translated into Hong Kong dollars at the Fixed Exchange Rate specified in the Indenture) of this Security or portion hereof surrendered for conversion by the Conversion Price per Ordinary Share in effect on the Conversion Date. The initial Conversion Price is US$_____ per ADS, which is equivalent to HK$______ per Ordinary Share at the Fixed Exchange Rate (US$1.00 = HK$ ____), in each case, subject to adjustment for certain anti-dilution events as provided in Article Thirteen of the Indenture. The Ordinary Shares issuable upon conversion will be duly authorized, validly issued, fully paid and nonassessable and will rank equally with all other Ordinary Shares.

     A Holder may elect to receive Ordinary Shares upon conversion in the form of ADSs. In such event, the Company agrees to, on behalf of such Holder, deliver to and deposit with the ADS depositary or its custodian, in accordance with the terms of the ADS Deposit Agreement, such number of Ordinary Shares the Holder would have received upon conversion had he not elected to receive such Ordinary Shares in the form of ADSs. Such Ordinary Shares will be registered in the name of the ADS depositary or its nominee. Subject to compliance with the terms of the ADS Deposit Agreement, including payment of the fees and expenses of the ADS depository by such Holder, the ADS depository will issue such number of ADSs representing the deposited Ordinary Shares to such Holder based on the applicable share-to-ADS ratio then in effect. For the avoidance of doubt, such number of ADSs can also be determined by dividing the principal amount of this Security or portions hereof surrendered for conversion by the Conversion Price per ADS in effect on the Conversion Date.

     All calculation relating to redemption and conversion, including adjustment of the Conversion Price, will be made to the nearest 0.01 of an Ordinary Share or ADS or other property or the nearest cent. Fractions of Ordinary Shares will not be issued on conversion, and no cash adjustments will be made in respect of any such fraction. Similarly, under the ADS Deposit Agreement, fractions of ADSs will not be issuable upon conversion, and no cash adjustments will be made in respect of any such fraction.

     To convert this Security, a Holder must (a) complete and manually sign the "Conversion Notice" form herein, including an election on whether to receive Ordinary Shares or ADSs upon conversion, and deliver such notice to the Conversion Agent, (b) surrender this Security to the Conversion Agent duly endorsed or assigned to the Company or in blank, (c) furnish appropriate endorsements and transfer documents (if any) required by the Registrar or the Conversion Agent, and (d) pay any required transfer or similar tax and make any other required payment. The date on which the Holder satisfies all of those requirements is the "Conversion Date."

     As soon as practicable, and in any event not later than 14 days, after the Conversion Date (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), the Company will register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Ordinary Shares in its share register and will cause its share registrar to mail (at the risk, and, if sent at the request of such person otherwise than by ordinary mail, at the expense, of the person to whom such certificate or certificates are sent) such certificate or certificates for such Ordinary Shares to the person or persons and at the place specified in the Conversion Notice. The person or persons specified for that purpose will become the holder of record of the number of Ordinary Shares issuable upon conversion with effect from the date he is or they are registered as such in the Company's share register (the "Registration Date"). The Indenture contains various provisions concerning circumstances where the record set for a dividend on the Ordinary Shares or an Adjustment Effective Date for the adjustment of the Conversion Price falls between the Conversion Date and the Registration Date.

     No payment or adjustment will be made for accrued interest on this Security when delivered for conversion. If any Holder surrenders this Security for conversion after the close of business on the Record Date for the payment of an installment of interest and before the close of business on the related Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date shall be paid to the Holder of this Security on such Regular Record Date. In such event, unless this Security has been called for redemption, this Security, when surrendered for conversion, must be accompanied by delivery of a check or draft payable to the Company in an amount equal to the interest payable on such Interest Payment Date on the portion so converted. If such payment does not accompany this Security, this Security shall not be converted.

     A conversion notice once given will be irrevocable and may not be withdrawn without the prior written consent of the Company. The Company or the Conversion Agent on its behalf may reject any incomplete or incorrect conversion notice. All costs and expenses incurred by an incomplete or incorrect conversion notice will be for the account of the relevant Holder.

     As conditions precedent to conversion, the Holder must pay to the Conversion Agent any taxes and capital, stamp, issue and registration duties arising on conversion, other than any taxes or capital or stamp duties payable in Hong Kong in respect of the allotment and issuance of the Ordinary Shares and listing of the Ordinary Shares upon conversion. In addition, the Holder will be required to pay any tax or duty relating to any disposal or any deemed disposal relating to conversion and transfer involved in the issue or delivery of the Ordinary Shares upon conversion in a name other than such Holder's. The Company will pay all other expenses arising on the issue, allotment and delivery of the Ordinary Shares issuable upon conversion.

     In the event of conversion or repayment of this Security in part only, a new Security or Securities for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Principal Security Register and the other Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in Hong Kong and The City of New York, respectively, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in fully registered form without coupons in denominations of US$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                        FORM OF NOTICE TO ELECT REPAYMENT

     The undersigned registered Holder of the within Security hereby irrevocably requests and instructs the Company to repay this Security (or the portion thereof specified below), pursuant to Article Twelve of the Indenture referred to in this Security, on the "Repayment Date" specified in the Company's notice of occurrence of the Repayment Event, at a Repayment Price equal to 100% of the principal amount thereof, together with accrued interest to the Repayment Date, to the undersigned at:



                  --------------------------------------------
                     (Name and Address of the Undersigned.)

     For this Notice to Elect Repayment to be effective, this Security with the Notice to Elect Repayment duly completed must be received, not later than the day that is 10 days prior to the Repayment Date, as specified in the Company's notice of occurrence of the Repayment Event, by the Company at its office or agency in the Borough of Manhattan, The City of New York.

     If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be US$1,000 or an integral multiple thereof) which is to be repaid: US$__________.

     If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount (US$1,000 or any integral multiple of US$1,000): US$__________.

Dated:

                                            By:
                                                --------------------------------
                                                Signature of Registered Holder


                            FORM OF CONVERSION NOTICE

     The undersigned registered Holder of the within Security hereby irrevocably exercises the option to convert this Security (or the portion thereof specified below) into Ordinary Shares of the Company and elects to receive such Ordinary Shares in the form of:

     - Ordinary Shares, for the principal amount of the Security of US$__________ (which shall be an integral multiple of the Conversion Price in effect on the Conversion Date), and/or

     - ADSs, for the principal amount of the Security of US$__________ (which shall be an integral multiple of the product of the Conversion Price and the share-to-ADS ratio in effect on the Conversion Date), pursuant to the terms of the Indenture referred to in this Security, and directs that Ordinary Shares or ADSs, as the case may be, issuable upon conversion and any Security representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been provided below:



              -----------------------------------------------------
               (Name, Address and Taxpayer Identification Number.)

     If less than the entire principal amount of this Security is to be converted, specify the denomination(s) of the Security(ies) to be issued for the unconverted amount (US$1,000 or any integral multiple of US$1,000):
US$__________.

     If Ordinary Shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with.

     The undersigned hereby acknowledges that fractions of Ordinary Shares or ADSs will not be issued on conversion and no cash adjustments will be made in respect of any such fraction. The undersigned hereby agrees that, promptly after request of the Company or Conversion Agent, it will furnish such proof in support of this certificate as the Company or Conversion Agent may request.

Dated:

                                            By:
                                                --------------------------------
                                                Signature of Registered Holder



                                            By:
                                                --------------------------------
                                                Signature Guaranty


SECTION 204. Form of Trustee's Certificate of Authentication.

     The Trustee's certificate of authentication shall be in substantially the following form:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     This is one of the Securities referred to in the within-mentioned
Indenture.

Dated:

                                            THE BANK OF NEW YORK,
                                              as Trustee

                                            By:
                                                --------------------------------
                                                Authorized Signatory


SECTION 205. Securities Issuable in Global Form.

     (a) The Securities shall be issued in the form of one or more permanent global Securities, registered in the name of The Depository Trust Company (the "Depository") or its nominee and delivered to the Depository or a nominee thereof or custodian therefor, representing all the Outstanding Securities. Such global Securities shall be substantially in the form set forth in Section 201 with such modifications as may be necessary or desirable to reflect the issuance thereof in global form, including the legends set out in Section 205(e). Notwithstanding the provisions of Section 302, any global Security shall represent such of the Outstanding Securities as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as the case may be, to reflect exchanges, conversions, redemptions and repayments. Any endorsement of a global Security to reflect the amount, or any reduction or increase in the amount, of Outstanding Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in a Company Order.

     (b) Subject to the provisions of Section 205(d), Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

     (c) Notwithstanding the provisions of Section 307, payment of principal of and interest on any Security in permanent global form shall be made to the Person or Persons specified therein. Notwithstanding the provisions of Section 309 and except as provided in the preceding sentence, the Company, the Trustee and any agent of the Company and the Trustee shall treat the Holder of any permanent global Security as the owner of such Security for the purpose of receiving payment of principal of and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

     (d) Notwithstanding any other provision of this Indenture, no global Security may be exchanged in whole or in part for Securities registered, and no transfer of a global Security in whole or in part may be registered, in the name of any Person other than the Depository or its nominee except as provided in this Section 205(d). Every Security authenticated and delivered upon registration or transfer of, or in exchange for or in lieu of, a global Security shall be a global Security, except as provided in this Section 205(d). If at any time, (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) the Company determines that the Securities shall no longer be represented by a global Security or Securities and that the provisions of this Section 205 shall no longer apply to the Securities or (iii) any Event of Default shall have occurred and be continuing, then, in such event, this Section 205 shall no longer be applicable to the Securities and the Company will execute and the Trustee, upon Company Request, will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities in exchange for such global Security whereupon the global Security or Securities shall be cancelled by the Trustee. Such Securities in definitive registered form issued in exchange for the global Security or Securities pursuant to this Section 205(d) shall be registered in such names and issued in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

     (e) The certificate of the global Securities shall contain the following legends:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

     This Security is a global Security. Notwithstanding any other provisions in this Security, payment of the principal of and interest on this Security will be made by transfer of immediately available funds to a bank account in the Borough of Manhattan, The City of New York designated by the Holder hereof.

     Upon the exchange, redemption, repayment or conversion of any portion of this global Security, the Security Registrar shall adjust the Security Register to reflect the reduction or increase, as the case may be, in the principal amount of this global Security by an amount equal to the aggregate principal amount of the Securities so exchanged, redeemed, repaid or converted, whereupon the principal amount hereof shall be reduced or increased, as the case may be, for all purposes by the amount so exchanged, redeemed, repaid or converted and noted.

     This global Security or portion hereof may not be exchanged for definitive Securities except in the limited circumstances provided herein and in the Indenture. If at any time, (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) the Company determines that the Securities shall no longer be represented by a global Security or Securities or (iii) any Event of Default shall have occurred and be continuing, then in such event the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.


                                  ARTICLE THREE
                                 THE SECURITIES


SECTION 301. Title and Terms.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to US$____________, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 205, 304, 305, 306, 906 or 1205.

     The Securities will be general, unsecured and unsubordinated obligations of the Company. The Securities will at all times have the same right of payment without preference among themselves, will have the same right of payment as all of the Company's other existing and future general, unsecured and unsubordinated obligations, and will be senior in right of payment to all of the Company's existing and future obligations that are expressly subordinated in right of payment to the Securities.

     The Company intends to cause the Securities to be listed upon the Luxembourg Stock Exchange.

     The Securities shall be known and designated as the "__% Convertible Notes due ______" of the Company. The Stated Maturity of the principal amount of the Securities shall be _______, and the Securities shall bear interest at the rate of __% per annum from _______, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on _______, 2001 and semi-annually thereafter on _______ and _______ in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

     The principal of and interest on the Securities shall be payable:

          (1) so long as the Securities are in global form, by transfer of immediately available funds to a bank account in the Borough of Manhattan, The City of New York designated by the Holder thereof; or

          (2) if such Securities have been issued as definitive Securities, at the office or agency of the Company maintained for such purpose in The City of New York, Luxembourg, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

     The Securities shall be redeemable as provided in Article Eleven.

     The Securities shall be subject to repayment at the option of the Holders as provided in Article Twelve.

     The Securities shall be convertible into Ordinary Shares or ADSs of the Company at the option of the Holders as provided in Article Thirteen.


SECTION 302. Denominations.

     The Securities shall be issuable only in fully registered form without coupons and only in denominations of US$1,000 and any integral multiple thereof.


SECTION 303. Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by its Chairman or any of its Directors and need not be attested. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.


SECTION 304. Temporary Securities.

     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.


SECTION 305. Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept at the office of the Trustee in New York a register (the register maintained in such office to be referred to as the "Principal Security Register" and the register maintained in any other office or agency designated pursuant to Section 1002 being herein referred to as a "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, each Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1205 not involving any transfer.


SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

     If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


SECTION 307. Payment of Interest; Interest Rights Preserved.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such overdue interest and (to the extent lawful) interest on such overdue interest at the rate borne by the Securities (such overdue interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in
     Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION 308. Persons Deemed Owners.

     Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.


SECTION 309. Cancellation.

     All Securities surrendered for payment, conversion, redemption, repayment at the option of the Holder or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.


SECTION 310. Computation of Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.


                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE


SECTION 401. Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1) either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
          (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE
                                    REMEDIES


SECTION 501. Events of Default.

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest on any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of any Security at its Maturity; or

          (3) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) (A) there shall have occurred one or more defaults by the Company or any Material Subsidiary in the payment of the principal of Debt aggregating US$30 million or more, when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Debt of the Company or any Material Subsidiary aggregating US$30 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the Stated Maturity thereof; and, in each case, continuance of such default or non-annulment of such acceleration for a period of 10 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) (A) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any of its Material Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Material Subsidiaries for the benefit of its creditors under any applicable law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Material Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or (B) the institution by the Company or any of its Material Subsidiaries of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief for the benefit of its creditors under any applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or such Material Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.


SECTION 502. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities Outstanding may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.

     At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

               (A) all overdue interest on all Outstanding Securities,

               (B) all unpaid principal of any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the non-payment of amounts of principal of or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if

          (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 506. Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under
     Section 606;

          SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto.


SECTION 507. Limitation on Suits.

     No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.


SECTION 508. Unconditional Right of Holders to Receive Principal and Interest and to Convert.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in such Security, of the principal of and (subject to Section 307) interest on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date and in the case of repayment, on the Repayment Date), to convert such Security in accordance with Article Thirteen herein, and to institute suit for the enforcement of any such payment or conversion, and such rights shall not be impaired without the consent of such Holder.


SECTION 509. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512. Control by Holders.

     The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 513. Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

          (1) in respect of the payment of the principal of or interest on any Security, or any Additional Amounts payable, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 515. Company's Agent for Service of Process and Submission to New York Jurisdiction.

     The Company hereby irrevocably designates CT Corporation System as its authorized agent for service of process in any legal action or proceeding arising out of or in relation to this Indenture or the Securities brought in any federal or state court in the Borough of Manhattan, The City of New York, New York, and the Company hereby irrevocably submits to the non-exclusive jurisdiction of such courts.


                                  ARTICLE SIX
                                  THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default,

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

               (2) the Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Sections 101, 104 and 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

               (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          (e) Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA
     Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that, in the case of any Default of the character specified in Section 501(4), no such notice to Holders shall be given until at least 10 days after the occurrence thereof.


SECTION 602. Certain Rights of Trustee.

     Subject to the provisions of TIA Sections 315(a) through 315(d):

          (1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its conclusively part, rely upon an Officer's Certificate;

          (4) the Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney [at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation];

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          [(9) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this indenture;

          (10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (11) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.]

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.


SECTION 603. Trustee Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.


SECTION 604. May Hold Securities.

     The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.


SECTION 605. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.


SECTION 606. Compensation and Reimbursement.

     The Company agrees:

          (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify each of the Trustee and any of its agents for, and to hold them harmless against, any and all loss, damage, liability, claims or expense, including taxes, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder, or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities pursuant to Section 1003.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.


SECTION 607. Corporate Trustee Required; Eligibility.

     There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least US$50,000,000 and has its Corporate Trust Office in the City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


SECTION 608. Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d) If at any time:

               (1) the Trustee shall fail to comply with the provisions of TIA
          Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.


SECTION 609. Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


[SECTION 611. Appointment of Co-Trustee.

          (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which the Company is located or doing business, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Securities, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Securities or any part thereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.07 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 6.07 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Securities or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Section 611. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.]

                                  ARTICLE SEVEN
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


SECTION 701. Disclosure of Names and Addresses of Holders.

     Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).


SECTION 702. Reports by Trustee.

     Within 60 days after _________ of each year commencing with the first __________ after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such ___________ if required by TIA Section 313(a).


SECTION 703. Reports by Company.

     The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


                                  ARTICLE EIGHT
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other corporation or, together with or through one or more of its Subsidiaries, convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any Person, unless:

          (1) (A) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (a) shall be a corporation, partnership or trust organized and validly existing under the laws of Hong Kong and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in a form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of and interest on all the Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed , and
     (B) such supplemental indenture shall (a) provide that the Holder of each Security then Outstanding will have the rights, during the Conversion Period, to convert the Security into the kind and amount of Ordinary Shares, other securities, cash or other assets (with the Conversion Price appropriately allocated to such Ordinary Shares, other securities, cash or other assets) receivable upon the consolidation, merger, sale or similar events by a Holder of the number of Ordinary Shares into which the Security might have been converted immediately prior to that consolidation, merger, sale, transfer or similar events, and (b) provide for adjustments to Conversion Price which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for under Section 1304;

          (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (3) the Company or such Person shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     This Section shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor.


SECTION 802. Successor Person Substituted.

     Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.


SECTION 803. Securities to Be Secured in Certain Events.

     If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any conveyance, lease or transfer of the property of the Company as an entirety or substantially as an entirety to any other Person, any Property of the Company or of any Material Subsidiary would thereupon become subject to any pledge, mortgage, lien, charge, encumbrance or security interest, then unless such pledge, mortgage, lien, charge, encumbrance or security interest could be created pursuant to
Section 1008 without
equally and ratably securing the Securities, the Company, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will, as to such Property, secure the Securities Outstanding hereunder (together with, if the Company shall so determine, any other Debt of the Company now existing or hereafter created which is not subordinate to the Securities) equally and ratably with (or prior to) the Debt which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such Property by such pledge, mortgage, lien, charge, encumbrance or security interest, or will cause such Securities to be so secured.


                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES


SECTION 901. Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities in connection with a consolidation, merger, conveyance, transfer, lease or similar events effected in compliance with Section 801 hereof; or

          (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

          (3) to add any additional Events of Default; or

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of
     Section 609; or

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

          (6) to secure the Securities pursuant to the requirements of
     Section 803 or 1008 or otherwise.

SECTION 902. Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of or any installment of interest on any Security, or reduce the principal amount thereof or the rate of interest thereon, or adversely affect any right of repayment at the option of any Holder, or reduce the obligation of the Company to pay Additional Amounts, or change the currency or place in which any Security or any interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or

          (2) adversely modify, cancel or adversely affect the Holders' conversion right (including by increasing the Conversion Price except for adjustments under Section 1304) or alter the redemption provisions with respect to any Security in a manner adverse to the Holder thereof, or

          (3) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

          (4) modify any of the provisions of this Section or Sections 513 and 1011, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 905. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.


SECTION 906. Reference in Securities to Supplemental Indentures.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


SECTION 907. Notice of Supplemental Indentures.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

                                   ARTICLE TEN
                                    COVENANTS


SECTION 1001. Payment of Principal, Interest and Additional Amounts.

     The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

     All payments of, or in respect of, principal of and interest on the Securities shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Hong Kong unless these taxes, duties, assessments or governmental charges are required by Hong Kong to be withheld or deducted. In that event, the Company agrees to pay by way of additional interest such additional amounts of, or in respect of, principal and interest ("Additional Amounts") as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges of Hong Kong) in the payment to each Holder of a Security of the amounts that would have been payable in respect of such Security had no withholding or deduction been required, except that no Additional Amounts shall be payable for or on account of:

          (i) any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that such Holder:

               (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Hong Kong or otherwise had some connection with Hong Kong other than the mere ownership of, or receipt of payment under, such Security; or

               (B) presented such Security more than 30 days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Security for payment on any day within such period of 30 days;

          (ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (iii) any tax, duty, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payment of principal of or interest on the Securities;

          (iv) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request by the Company addressed to the Holder (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

          (v) any combination of the items listed above;

nor shall Additional Amounts be paid with respect to any payment of the principal of or interest on any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent that payment would be required by the laws of Hong Kong to be included in income for tax purposes of the fiduciary if the beneficial owner would not otherwise have been entitled to the Additional Amounts.

     Any reference herein to the payment of the principal of or interest on any Security shall be deemed to include the payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable under this Indenture.


SECTION 1002. Maintenance of Office or Agency.

     The Company will maintain in Luxembourg, The City of New York and Hong Kong an office or agency where Securities may be presented or surrendered for payment, where Securities may be presented for conversion, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee in The City of New York and the office of an affiliate of the Trustee in Hong Kong shall serve as such office or agency of the Company in The City of New York and Hong Kong, respectively. The offices of Banque Internationale a Luxembourg S.A. in Luxembourg shall serve as the office or agency of the Company in Luxembourg. The Company will give prompt written notice to the Trustee of any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the addresses thereof, such presentations, surrenders, notices and demands may be made or served at the offices of the Trustee or Banque Internationale a Luxembourg S.A. in the relevant locations, and the Company hereby appoints the Trustee and Banque Internationale a Luxembourg S.A. ("BIL") as its Paying Agent to receive all such presentations, surrenders, notices and demands. The Principal Security Register of the Securities will be kept by the Trustee in New York. The Company also hereby appoints the Trustee as the Conversion Agent.

     [Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).]

     The Company may also from time to time designate one or more other offices or agencies (in or outside of Luxembourg or The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each of Luxembourg and The City of New York for such purposes and provided, further, that the Company shall be required at all times to maintain such an office or agency in each place of payment for the Securities. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.


SECTION 1003. Money for Security Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

     The Company shall, on or before each due date of the principal of, or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure so to act.

     The Company will cause each Paying Agent (other than the Trustee and BIL) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Claims in respect of payment of principal of, and interest on, the Securities will be prescribed unless made within a period of ten years, in the case of principal, and five years, in the case of interest, from the date when the relevant principal or interest becomes due and payable.


SECTION 1004. Statement as to Compliance.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.


SECTION 1005. Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Material Subsidiary or upon the income, profits or property of the Company or any Material Subsidiary and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a pledge, mortgage, lien, charge, encumbrance or security interest upon any Property of the Company or any Material Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


SECTION 1006. Maintenance of Principal Properties.

     The Company will cause all Principal Properties to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent or restrict the sale, abandonment or other disposition of any of such Principal Properties if such action is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.


SECTION 1007. Corporate Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company and any Material Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole.


SECTION 1008. Limitation on Security Interests.

     So long as any of the Securities remains Outstanding, the Company agrees that it will not, and will procure that its Subsidiaries will not, grant or permit to be outstanding, any mortgage, charge, lien, pledge or any other security interest (a "Security Interest") on any of its or its Subsidiaries' present or future assets or revenues to secure the repayment of, or any guarantee or indemnity in respect of, any Debt unless such Securities are secured by a Security Interest equally and ratably with such other Debt. This provision, however, will not apply to any:

     (i)        Security Interest existing prior to the date of this Indenture;

     (ii) Security Interest to secure the payment of all or any part of the purchase price or construction cost of any Property or asset or to secure any Debt incurred prior to, or at the time of, the acquisition or the completion of construction of the Property or asset for the purpose of financing all or any part of that purchase price or construction cost;

     (iii) lien arising by operation of law, including but not limited to liens of a landlord, carrier, warehouseman, mechanic or materialman incurred in the ordinary course of business for a sum not yet due or the payment of which is being contested in good faith;

     (iv) Security Interest existing on (A) any property or asset of any entity at the time the entity becomes one of the Company's Subsidiaries or (B) any property or asset at the time it is acquired by the Company or one of the Company's Subsidiaries;

     (v) Security Interests securing Debt owed by one of the Company's Subsidiaries to the Company or another of the Company's Subsidiaries;

     (vi) liens incurred or deposits made in the ordinary course of business in connection with social security, workers' compensation, unemployment insurance and similar types of laws or regulations;

     (vii) liens for taxes or assessments or other applicable governmental charges or levies;

     (viii) attachment, judgment and other similar liens arising in connection with court proceedings which are effectively stayed while the underlying claims are being contested in good faith by appropriate proceedings;

     (ix) rights of set-off or similar rights of a financial institution with respect to deposits or other accounts of the Company or any of its Subsidiaries held by such financial institution in an amount not to exceed the aggregate amount owed to such financial institution by the Company or such Subsidiary, as the case may be;

     (xi) liens on documents and the goods they represent in connection with letters of credit and similar transactions entered into in the ordinary course of business;

     (xii) easements, rights of way and other similar restrictions or encumbrances not materially interfering with the ordinary conduct of the Company's business or the business of its Subsidiaries;

     (xiii) Security Interests securing other Debt not exceeding in aggregate principal amount at any time of determination an amount equal to 10% of the Company's Consolidated Net Tangible Assets; or

     (xiv) renewal, extension or replacement (in whole or in part) of any Security Interest permitted under this Indenture.


SECTION 1009. Limitation on Sale and Leaseback Transactions.

     So long as any of the Securities remains Outstanding, the Company agrees that it will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

     (i) the aggregate amount of Attributable Debt with respect to all outstanding Sale and Leaseback Transactions entered into by the Company and its Subsidiaries is less than 10% of the Company's Consolidated Net Tangible Assets; or

     (ii) the direct or indirect proceeds of the sale of the Property to be leased are at least equal to their fair value, as determined by the Board of Directors, and an amount equal to the net proceeds is applied, within 180 days of the effective date of the transaction, to:

          (A) the purchase, acquisition or commencement of the construction, of property or assets; or

          (B) the retirement of the Securities, other than at Maturity; or

          (C) the repayment of funded Debt of the Company or one of the Company's consolidated Subsidiaries that ranks on a parity with or senior to the Securities;

              subject to credits for voluntary retirement of funded Debt and delivery of Securities to the Trustee for retirement and cancellation.


SECTION 1010. Limitation on Subsidiary Indebtedness.

     For so long as any Securities remain Outstanding, the Company agrees that it will not permit any of its Subsidiaries to incur any additional Debt if the aggregate Debt of its Subsidiaries following such incurrence exceeds 120% of the Company's consolidated Adjusted EBITDA for the most recently completed twelve-month period. This provision, however, will not apply to Debt owed by any of the Company's Subsidiaries to the Company or any of its other Subsidiaries.


SECTION 1011. Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 803 or Sections 1005 to 1010, inclusive, or provided pursuant to Section 901(2) if before the time for such compliance the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                 ARTICLE ELEVEN
                            REDEMPTION OF SECURITIES


SECTION 1101. Redemption for Taxation Reasons.

     The Securities are to be redeemable at the option of the Company, as a whole but not in part, on any date at a Redemption Price equal to 100% of the principal amount plus any accrued and unpaid interest to the Redemption Date if the Company determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of Hong Kong or any political subdivision or taxing authority thereof or therein, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution or amendment to, any treaty or treaties affecting taxation to which Hong Kong is a party, which change, execution or amendment becomes effective on or after the original issue date of the Securities, the Company has been or will be required to pay Additional Amounts with respect to the Securities as described under
Section 1001.


SECTION 1102. Redemption at the Option of the Company.

     The Securities will be redeemable at the option of the Company, in whole but not in part, at any time on or after _______, at a Redemption Price equal to 100% of the principal amount plus any accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record of the Securities on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided, however, that no such redemption may be made unless the closing price per Ordinary Share on the Hong Kong Stock Exchange for each of the 30 consecutive Trading Days (translated into US dollars at the Prevailing Exchange Rate on such Trading Day), the last of which occurs not more than five days prior to the date on which notice of such redemption is given, is at least __% of the Conversion Price per Ordinary Share as adjusted through, and effective on, such notice date (translated into US dollars at the Fixed Exchange Rate).

     Notwithstanding the foregoing, the Company may redeem all of the Securities, at a Redemption Price equal to 100% of the principal amount plus accrued and unpaid interest to the Redemption Date if at anytime the aggregate principal amount of the Securities Outstanding is less than 5% of the aggregate principal amount of the Securities originally issued.


SECTION 1103. Applicability of Article.

     Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.


SECTION 1104. Election to Redeem; Notice to Trustee; Opinion of Counsel.

     The election of the Company to redeem any Securities pursuant to Section 1101 or Section 1102 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date. Prior to any redemption pursuant to Section 1101, the Company agrees to provide the Trustee with an Opinion of Counsel that the conditions precedent to such redemption have occurred. Prior to any redemption pursuant to Section 1102, the Company agrees to provide the Trustee with an Officer's Certificate setting forth the relevant closing prices or the amount of Securities Outstanding and the amount originally issued and its conclusion that the conditions precedent to such redemption have occurred.


SECTION 1105. Notice of Redemption.

     Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption
Date, to each Holder of Securities to be redeemed.

     All notices of redemption shall set forth:

          (1) the Redemption Date,

          (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

          (3) that on the Redemption Date, the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
     1107) will become due and payable upon each such Security to be redeemed, and that interest thereon will cease to accrue on and after said date,

          (4) whether the redemption is pursuant to Section 1101 or 1102 and a brief description of such section, and

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, in which case the Trustee shall provide the Company with a notice stating the date on which such notice of redemption was mailed to Holders and/or proof that such notice of redemption was published, in each case in accordance with Section 106.


SECTION 1106. Deposit of Redemption Price.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.


SECTION 1107. Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.


                                 ARTICLE TWELVE
                         REPAYMENT AT OPTION OF HOLDERS


SECTION 1201. Applicability of Article.

     Upon the occurrence of a Repayment Event, each Holder of the Securities shall have the right to require repayment by the Company for all (or any portion) of such Holder's Securities in cash at 100% of the unpaid principal amount plus accrued and unpaid interest to the Repayment Date (subject to the right of Holders of record of the Securities on the relevant

Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Repayment Date) in accordance with provisions of this Article Twelve.


SECTION 1202. Repayment of Securities.

     The Company covenants that prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Repayment Price of and (except if the Repayment Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Securities or portions thereof, as the case may be, to be repaid on such Repayment Date.


SECTION 1203. Exercise of Option.

     In order to be repaid at the option of the Holder, any Security so providing for such repayment, with the "Notice to Elect Repayment" form thereon duly completed by the Holder (or by the Holder's attorney duly authorized in writing), must be received by the Company at its office or agency for such purpose not later than the date specified by the Company in its notice of the Repayment Event in accordance with Section 1206. If less than the entire principal amount of such Security is to be repaid, the principal amount of such Security to be repaid, in increments of US$1,000, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified. The principal amount of any Security may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than US$1,000. The exercise of the repayment option by the Holder of any Security shall be irrevocable unless waived by the Company.


SECTION 1204. When Securities Presented for Repayment Become Due and Payable.

     Any Securities surrendered for repayment as provided in this Article shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall cease to bear interest. Upon surrender of any such Security for repayment in accordance with such provisions the Repayment Price of such Security to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more

Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
Section 307.

     If the Repayment Price of any Security surrendered for repayment shall not be so paid upon surrender thereof, such Repayment Price (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest borne by the Securities.


SECTION 1205. Securities Repaid in Part.

     Subject to Section 205 in the case of global Securities, upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.


SECTION 1206. Notice of Repayment Event.

     Notice of a Repayment Event shall be given in the manner provided for in
Section 106 as soon as practicable, but in no event later than 5 days after we become aware of the occurrence of such event, to the Trustee and each Holder of Securities to be redeemed.

     All notices of a Repayment Event shall identify such Repayment Event and its date of occurrence and state:

          (1) the Repayment Date, which shall be the date that is 45 days from the notice day (or, if not a Business Day, the next succeeding Business Day thereafter), and the date by which the "Notice to Elect Repayment" must be received, which shall be the date that is 10 days prior to the Repayment Date (or, if not a Business Day, the next succeeding Business Day thereafter);

          (2) the Repayment Price and the amount of accrued interest to the Repayment Date payable as provided in Section 1204, if any;

          (3) that on the Repayment Date, the Repayment Price (and accrued interest, if any, to the Repayment Date payable as provided in
     Section 1204) will become due and payable upon each such Security to be repaid, and that interest thereon will cease to accrue on and after said date; and

          (4) the place or places where such Securities are to be surrendered for payment of the Repayment Price and accrued interest, if any.

     Notice of any Repayment Event shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, in which case the Trustee shall provide the Company with a notice stating the date on which such notice was mailed to Holders and/or proof that such notice was published, in each case in accordance with Section 106.


                                ARTICLE THIRTEEN
                                   CONVERSION


SECTION 1301. Conversion Right.

     Subject to the further provisions of this Section 1301, a Holder of a Security may convert such Security (or a portion thereof equal to US$1,000 or any integral multiple thereof) into Ordinary Shares of the Company at any time after 30 days from the original issuance of the Securities and before the close of business on the third Business Day preceding _____, at the Conversion Price then in effect; provided, however, that, if such Security is called for redemption pursuant to Article Eleven, such conversion right shall terminate at the close of business on the third Business Day preceding the Redemption Date for such Security (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed) (such period during which the Securities are convertible, the "Conversion Period").

     The number of Ordinary Shares issuable upon conversion of a Security (or a portion thereof equal to US$1,000 or any integral multiple thereof) shall be determined by dividing the principal amount (translated into Hong Kong dollars at the Fixed Exchange Rate) of the Security or portion thereof surrendered for conversion by the Conversion Price per Ordinary Share in effect on the Conversion Date. The Ordinary Shares issuable upon conversion will be duly authorized, validly issued, fully paid and nonassessable and will rank equally with all other Ordinary Shares.

     A Holder may elect to receive Ordinary Shares upon conversion in the form of ADSs. In such event, the Company shall, on behalf of such Holder, deliver to and deposit with the ADS depositary or its custodian, in accordance with the terms of the ADS Deposit Agreement, such number of Ordinary Shares such Holder would have received upon conversion had such Holder not elected to receive such Ordinary Shares in the form of ADSs. Such Ordinary Shares will be registered in the name of the ADS depositary or its nominee. Subject to compliance with the terms of the ADS Deposit Agreement, including payment of the fees and expenses of the ADS depository by such Holder, the ADS depository will issue such number of ADSs representing the deposited Ordinary Shares to such Holder based on the applicable share-to-ADS ratio then in effect. For the avoidance of doubt, such number of ADSs can also be determined by dividing the principal amount of this Security or portions thereof surrendered for conversion by the Conversion Price per ADS in effect on the Conversion Date.

     A Security may not be converted if a Holder has delivered a "Notice to Elect Repayment" form in respect of such Security pursuant to Article Twelve exercising the option of such Holder to require repayment by the Company for such Security.

     Upon conversion, with effect from the Registration Date (as defined in Section 1302), the Company will deem the person designated in the conversion notice as the holder of record of the applicable number of Ordinary Shares, but beginning on the Conversion Date (as defined in Section 1302) such converting Holder shall cease to have any right as a Holder with respect to the Securities surrendered for conversion.


SECTION 1302. Conversion Procedure.

     To convert a Security, a Holder must (a) complete and manually sign the Conversion Notice in substantially the form included in the form of Securities in Section 203 and deliver such notice to the Conversion Agent at its own expense, (b) surrender the Security to the Conversion Agent duly endorsed or assigned to the Company or in blank, (c) furnish appropriate endorsements and transfer documents (if any) required by the Registrar or the Conversion Agent, and (d) pay any required transfer or similar tax and make any other required payment. The date on which the Holder satisfies all of those requirements is the "Conversion Date."

     As soon as practicable, and in any event not later than 14 days, after the Conversion Date (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), the Company will register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Ordinary Shares in its share register and will cause its share registrar to mail (at the risk, and, if sent at the request of such person otherwise than by ordinary mail, at the expense, of the person to whom such certificate or certificates are sent) such certificate or certificates for such Ordinary Shares to the person or persons and at the place specified in the Conversion Notice. The person or persons specified for that purpose will become the holder of record of the number of Ordinary Shares issuable upon conversion with effect from the date he is or they are registered as such in the Company's share register (the "Registration Date"). [The Ordinary Shares issued upon conversion of the Securities will in all respects rank parti passu with the Ordinary Shares in issue on the relevant Registration Date.] A holder of Ordinary Shares issued on conversion of Securities shall not be entitled to any rights of a shareholder the record date for which precedes the relevant Registration Date.

     If the record date for the payment of any dividend or other distribution in respect of the Ordinary Shares is on or after the Conversion Date in respect of any Securities converted, but before the Registration Date, the Company shall pay to the converting Holder an amount equal to any such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record of such number Ordinary Shares issued upon conversion (taking into account any retroactive adjustment of the Conversion Price pursuant to the fourth paragraph of Section 1305), and will make such payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter.

     No payment or adjustment will be made for accrued interest on a Security delivered for conversion. The delivery to a Holder of the fixed number of Ordinary Shares into which the Security is convertible will be deemed to satisfy the Company's obligation to apply the principal amount and any accrued and unpaid interest attributable to the period from the issue date to the Conversion Date.

     If any Holder surrenders a Security for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and before the close of business on the related Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date shall be paid to the Holder of such Security on such Regular Record Date. In such event, unless such Security has been called for redemption on a Redemption Date prior to such Interest Payment Date, such Security, when surrendered for conversion, must be accompanied by delivery of a check or draft payable to a Person designated by the Company in an amount equal to the interest payable on such Interest Payment Date on the portion so converted. If such payment does not accompany such Security, the Security shall not be converted. If the Company defaults in the payment of interest payable on the Interest Payment Date, such funds shall be repaid to the Holder.

     Fractions of Ordinary Shares will not be issued on conversion, and no cash adjustments will be made in respect of any such fraction. Similarly, under the ADS Deposit Agreement, fractions of ADSs will not be issuable upon conversion and deposit of the Ordinary Shares with the ADS depositary, and no cash adjustments will be made in respect of any such fraction.

     If a Holder converts more than one Security at the same time, the number of Ordinary Shares or ADSs issuable upon the conversion shall be based on the aggregate principal amount of Securities converted. Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     A conversion notice once given will be irrevocable and may not be withdrawn without the prior written consent of the Company. The Company or the Conversion Agent on its behalf may reject any incomplete or incorrect conversion notice. All costs and expenses incurred by an incomplete or incorrect conversion notice will be for the account of the relevant Holder.


SECTION 1303. Taxes and Expenses on Conversion.

     As conditions precedent to conversion, the Holder must pay to the Conversion Agent any taxes and capital, stamp, issue and registration duties arising on conversion, other than any taxes or capital or stamp duties payable in Hong Kong in respect of the allotment and issuance of the Ordinary Shares and listing of the Ordinary Shares upon conversion. In addition, the Holder will be required to pay any tax or duty relating to any disposal or any deemed disposal relating to conversion and transfer involved in the issue or delivery of the Ordinary Shares upon conversion in a name other than such Holder's. The Company will pay all other expenses arising on the issue, allotment and delivery of the Ordinary Shares issuable upon conversion.


SECTION 1304. Adjustment of Conversion Price.

     The Conversion Price per Ordinary Share and per ADS shall be adjusted from time to time by the Company as follows:

     In each case, the adjusted Conversion Price is determined by multiplying the Conversion Price before adjustment, denoted as "P", by an applicable adjustment factor. The formulae for determining the adjustment factors are set forth in the following subsections. In each case, the Conversion Price will be adjusted with effect from the end of business in Hong Kong on the applicable Adjustment Effective Date. In the event that the share-to-ADS ratio is changed, the Conversion Price before adjustment (or P) per ADS used in each adjustment calculation will be re-set accordingly.

     (a) If the Company:

          (i) pays a dividend or makes a distribution on any class of its Capital Stock in the form of Ordinary Shares other than a cash dividend or distribution that permits the recipient to elect to receive Ordinary Shares instead of cash (all reference to "dividend" in this Section 1304 (a)(i) being a dividend other than an Extraordinary Dividend defined below);

          (ii) splits or reclassifies the outstanding Ordinary Shares into a greater number of Ordinary Shares; or

          (iii) consolidates or reclassifies the outstanding Ordinary Shares into a lesser number of Ordinary Shares,

     then the Conversion Price will be adjusted as follows:


                                                         X
                       Adjusted Conversion Price = P x  ---
                                                         Y

     where:

          "X" means the number of Ordinary Shares outstanding immediately prior to the relevant Adjustment Effective Date; and

          "Y" means the number of Ordinary Shares outstanding immediately after the relevant Adjustment Effective Date.

     The Adjustment Effective Date, in the case of (a)(i) above, shall be the record date set for the relevant dividend or distribution giving rise to the adjustment. The Adjustment Effective Date, in the case of (a)(ii) and
(a)(iii) above, shall be the date on which the relevant split, consolidation or reclassification giving rise to the adjustment becomes effective.

          (b) If (A) the Company issues Ordinary Shares, or the Company or any of its subsidiaries issues any securities or rights which are convertible into or exchangeable for Ordinary Shares, or issue any warrants or rights to purchase or subscribe for Ordinary Shares, in each case, whether or not to holders of the Ordinary Shares; and (B) the applicable issue, conversion, exchange, purchase or subscription price per Ordinary Share, after taking into account any per share consideration received by the Company in respect of such issuance, is below 95% of the Average Market Price as of the date of announcement of details concerning such applicable issue, conversion, exchange, purchase or subscription price, the Conversion Price will be adjusted as follows:


                                                     (S + f)
                     Adjusted Conversion Price = P x -------
                                                     (S + a)

     where:

     "S" means the number of Ordinary Shares outstanding at the close of business on the date of announcement of details concerning such applicable issue, conversion, exchange, purchase or subscription price;

     "f" means the number of additional Ordinary Shares which the aggregate issue, conversion, exchange, purchase or subscription price, reduced by any aggregate consideration received by the Company in respect of such issuance or distribution, would purchase at the Average Market Price as of such date of announcement; and

     "a" means the number of additional Ordinary Shares which are issued or are initially issuable under such issuance or distribution or under the terms of the securities or rights issued in such issuance or distribution.

     The Adjustment Effective Date for an adjustment as a result of issuance or distribution to all or substantially all holders of the Ordinary Shares in the case of this subsection (b) shall be the record date the Company sets for such issuance or distribution. The Adjustment Effective Date for an adjustment as a result of other issuance in the case of this subsection (b) is the date of completion of such issuance.

     In case of any adjustment as a result of issuance of Ordinary Shares by way of a rights offering to all or substantially all holders of Ordinary Shares, the Company may elect to defer the effectiveness of that adjustment until the subscription period applicable to such rights offering has expired. In that case, the Conversion Price shall be adjusted using elements "f" and "a" in the above formula that are calculated on the basis of the actual number of the Ordinary Shares issued and aggregate purchase price actually paid in the rights offering. The adjustment shall take effect retroactively from the record date the Company sets for such rights offering.

     No adjustment will be made to the Conversion Price where Ordinary Shares or other securities, or options or rights to subscribe for or purchase Ordinary Shares or other securities are issued to employees of the Company or any of its Subsidiaries or associated companies pursuant to any stock option plans, programs or similar arrangements for employees approved by the shareholders of the Company in accordance with applicable laws.

          (c) If the Company issues or distributes, for less than 95% of their fair market value, to all or substantially all holders of Ordinary Shares,

               (i) securities other than as described in (a) or (b) above,

               (ii) assets, other than cash dividends or dividends in kind, in each case declared and paid in the ordinary course (as defined below), but, for the avoidance of doubt, including any dividend or portion of such dividend which constitutes a redemption of share capital as part of a reduction in par value of the Ordinary Shares, or

               (iii) any rights to acquire those securities or assets, then the conversion price will be adjusted as follows:

                                                         (M - d)
                         Adjusted Conversion Price = P x -------
                                                            M

          where:

          "M" means the Average Market Price per Ordinary Share as of the date of announcement of terms of such issuance or distribution; and

          "d" means the fair market value of the securities, assets or rights to acquire such securities or assets per Ordinary Shares, minus any per share consideration received by the Company in such issuance or distribution. The fair market value will be as determined by the Board of Directors of the Company, which determination will be conclusive and calculated on the last Trading Day preceding such date of announcement.

     For the purposes of this paragraph (c), "in the ordinary course" shall mean, with respect to any fiscal year, the declaration and payment by the Company of no more than (x) an interim dividend with respect to our interim financial results for such fiscal year and (y) a final dividend with respect to our full year financial results for such fiscal year.

     The Adjustment Effective Date, in the case of this subsection (c), shall be the record date set for the relevant dividend or distribution giving rise to the adjustment.

          (d) If the Company issues or distributes an Extraordinary Dividend (as defined below), the Conversion Price will be adjusted as follows:

                                                         (M - e)
                         Adjusted Conversion Price = P x -------
                                                            M

     where:

          "M" has the same meaning as in subsection (c) above; and

          "e" means the amount of Extraordinary Dividend payable per Ordinary Share.

     For purpose of this subsection (d), with respect of a dividend on a certain date, an Extraordinary Dividend occurs if the Total Current Dividend (as defined below) as of such date equals or exceeds on a per share basis, and the amount of such Extraordinary Dividend equals the excess of Total Current Dividend over:

     (A) if the Company has never declared or paid any cash dividend: 2% of the One-Year Average Closing Price (as defined below) of the Ordinary Shares; or

     (B) if the Company has declared and paid at least one cash dividend: the lower of (1) twice the Reference Dividend (as defined below) and (2) the Reference Dividend plus 1% of the One-Year Average Closing Price of the Ordinary Shares.

          "Total Current Dividend" means any and all cash dividends declared by the Company on the Ordinary Shares, prior to the deduction of any withholding tax plus any corporate tax attributable to that dividend, in the period starting from the beginning of the fiscal year in which the record date set for such dividend that may result in an adjustment falls and ending on and including such record date (including such dividend that may result in an adjustment), other than any dividend or portion thereof which previously resulted in an adjustment under this subsection (d).

          "Reference Dividend" means, at any time, the largest aggregate amount of cash dividend(s) declared with respect to any previous fiscal year (or any interim period of such fiscal year) on a per share basis.

          "One-Year Average Closing Price" is the arithmetic average of the official closing price per Ordinary Share quoted on the Hong Kong Stock Exchange for each Trading Day during the 365 consecutive day period ending on the record date set for such dividend that may result in an adjustment.

          The Adjustment Effective Date, in the case of this subsection (d), shall be the record date set for the relevant dividend or distribution giving rise to the adjustment.

          (e) If the Company determines after consultation with the Trustee that any other adjustment should be made to the Conversion Price, the Company will make such adjustment which is fair and reasonable in the opinion of its Board of Directors.

          For purpose of subsection (b) to (d) above:

     The "Average Market Price" as of a certain date means the arithmetic mean of the daily closing prices quoted for the Ordinary Shares on the Hong Kong Stock Exchange for the ten consecutive Trading Days immediately prior to such date.

     In case of an adjustment under subsection (b) or (c) that becomes effective on the record date of an issuance or distribution giving rise to the adjustment, if the actual amount of adjustment cannot be determined on such record date because certain terms of issuance or distribution have not been determined, the Company may elect to defer the effectiveness of such adjustment until it can be determined and such adjustment will take effect retroactively from the record date set for such issuance or distribution.


SECTION 1305. General Provisions Relating to Adjustment.

     No adjustment will be made to the Conversion Price where the adjustment, rounded to the nearest cent as provided below, if applicable, would be less than one percent of the Conversion Price then in effect. On any adjustment, the resulting Conversion Price will be rounded to the nearest cent (or the smaller of the nearest cent in the case of two equally near cents). Any adjustment not required to be made and any amount by which the Conversion Price will be rounded will be carried forward and taken into account in any subsequent adjustment.

     The Company may reduce the Conversion Price from time to time, but shall not take any action so that, on exchange or conversion, Ordinary Shares would be issued at a discount to their par value. Except in the case of a consolidation or reclassification of Ordinary Shares pursuant to Section 1304 (a)(iii), the Conversion Price will not be increased as a result of any adjustment.

     If any doubt arises as to the appropriate adjustment to the Conversion Price, a certificate of the Company's auditors at the time will be conclusive and binding on all concerned except in the case of manifest error.

     If a Conversion Date falls prior to the Adjustment Effective Date of an adjustment of the Conversion Price and the relevant Registration Date of the Ordinary Shares issued upon conversion falls on or after such Adjustment Effective Date, the Company shall issue to the relevant Holder the additional number of Ordinary Shares to which that Holder would have been entitled had the relevant Conversion Date fallen immediately following the Adjustment Effective Date.

     Whenever the Company plans to take action that will result in the adjustment of the Conversion Price under Section 1304 or the Conversion Price has been adjusted, the Company shall promptly notify Holders in a manner prescribed by Section 106 and file with the Trustee an Officer's Certificate briefly stating the facts requiring the adjustment and the manner of computing it. For as long as the Securities are listed on the Luxembourg Stock Exchange, and the rules of such stock exchange so require, the Trustee shall inform the Luxembourg Stock Exchange of any adjustment of the Conversion Price.

     The Trustee has no duty to determine when an adjustment under this Article Thirteen should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of the Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article Thirteen. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 1305 as the Trustee.


SECTION 1306. Covenants Relating to Conversion Rights.

     The Company shall, prior to issuance of any Securities hereunder, and from time to time as it may be necessary, reserve, out of its authorized but unissued Ordinary Shares, a sufficient number of Ordinary Shares to permit the conversion of all outstanding Securities into Ordinary Shares. All Ordinary Shares delivered upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable.

     The Company covenants that if any Ordinary Shares to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as practicable endeavor to secure such registration or approval, as the case may be,

     This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.



                                 CHINA MOBILE (HONG KONG) LIMITED


                                 By:
                                    -----------------------------------------
                                    Title: Chairman of the Board of Directors
                                           and President



                                 THE BANK OF NEW YORK
                                      as Trustee


                                 By:
                                    -----------------------------------------
                                    Title: Vice President



Acknowledged by:

BANQU INTERNATIONALE A LUXEMBOURG S.A.
     as Luxembourg Paying Agent


By:
   -----------------------------------
   Title: